EXHIBIT 23.2

GLJ	Petroleum Consultants

Principal Officers:

Keith M. Braaten, P. Eng.

           President & CEO

Jodi L. Anhorn, P. Eng.

           Executive Vice President & COO

Officers / Vice Presidents:

Caralyn P. Bennett, P. Eng.

Tim R. Freeborn, P. Eng.

Leonard L. Herchen, P. Eng.

Myron J. Hladyshevsky, P. Eng.

Todd J. Ikeda, P. Eng.

Bryan M. Joa, P. Eng.

Mark Jobin, P. Geol.

John E. Keith, P. Eng.

CONSENT OF INDEPENDENT PETROLEUM ENGINEER

TO:                           UNITED STATES SECURITIES AND EXCHANGE COMMISSION

RE:                          CENOVUS ENERGY INC.

REGISTRATION STATEMENT ON FORM F-3

We hereby consent to the use of and reference to our name and our reports, and the inclusion and incorporation by reference of information derived from our reports evaluating a portion of Cenovus Energy Inc.’s petroleum and natural gas reserves as at December 31, 2014, in the registration statement on Form F-3 of Cenovus Energy Inc.

Yours truly,

GLJ PETROLEUM CONSULTANTS LTD.

“Originally Signed by”

Keith M. Braaten, P. Eng.
President & CEO

Calgary, Alberta

February 18, 2015

4100, 400  –  3rd Avenue S.W., Calgary, Alberta, Canada  T2P 4H2  •  (403) 266-9500  •  Fax (403) 262-1855  •  GLJPC.com